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                                                                     Exhibit 3.7

                                      IOWA
                               SECRETARY OF STATE

                                                                No.   W00156178
                                                                Date: 09/29/1997

490 DP-000210074
TITAN WHEEL CORPORATION OF IOWA.

                        ACKNOWLEDGMENT OF DOCUMENT FILED

The Secretary of State acknowledges receipt of the following document:

     Articles of Incorporation

The document was filed on September 25, 1997, at 04:14 PM, to be effective as of September 25, 1997, at 04:14 PM.

The amount of $50.00 was received in full payment of the filing fee.

(SEAL)


                                         /s/ Paul D. Pate
                                         ---------------------------------------
                                         SECRETARY OF STATE

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                                  STATE OF IOWA
                               SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

     1. The name of the proposed corporation is TITAN WHEEL CORPORATION OF IOWA.

     2. The corporation is authorized to issue 10,000 shares of a single class of COMMON STOCK.

     3. The initial registered office of the corporation is RR 2 Blue Grass Rd, Walcott IOWA, and the initial registered agent at such address is Cheri T. Holley.

     4. The name and address of each incorporator:

          Cheri T. Holley
          2701 Spruce Street
          Quincy, IL 62301.

     5. The optional provisions which the corporation elects to include in the articles of incorporation are as follows (see 490.201-2 of the Iowa Business Corporation Act): none

     Date: 9-19-97.


                                         /s/ Cheri T. Holley
                                         ---------------------------------------
                                         Signature
                                         Cheri T. Holley
                                         (Type or Print Name)

                                                                         (STAMP)